                                                                    EXHIBIT 10.4

Private & Confidential


                             DATED 30 SEPTEMBER 2005
                      -------------------------------------


                         BRIGHTPOINT HOLDINGS BV              (1)
                                  AS SELLER
                                     AND
                    INITIATIVE ET FINANCE INVESTISSEMENT
                   IN THE NAME AND ON BEHALF OF NEWCO         (2)
                                AS PURCHASER


                      -------------------------------------

                                AGREEMENT FOR THE
                          SALE AND PURCHASE SUBJECT TO
                                   CONDITIONS
                          OF 100% OF THE SECURITIES OF
                        BRIGHTPOINT FRANCE AND TRANSFER
                              OF SHAREHOLDER LOAN

                      -------------------------------------

                                    CONTENTS

CLAUSE                                                                            PAGE
1      Definitions                                                                   2

2      Sale and Purchase of the Securities; Transfer of Shareholder Loan             5

3      Conditions precedent - Seller Actions Pending Closing                         9

4      Closing                                                                      10

5      Representations and Warranties of Seller                                     11

6      Representations and Warranties of the Purchaser                              18

7      Covenants                                                                    19

8      Indemnification by Seller                                                    20

9      Indemnification by Purchaser                                                 23

10     General                                                                      23

     THIS AGREEMENT is made BETWEEN:

     (1) BRIGHTPOINT HOLDINGS BV, a limited liability company (besloten vennootschap) constituted under the laws of the Netherlands, having its registered office at 55 Rokin, 1012KK Amsterdam, the Netherlands, registered with the Trade Register (Handelsregister) of Amsterdam under number 24284025, represented by its chief executive officer, Steven Edward Fivel, hereinafter referred to as the "SELLER";

     AND

     (2) INITIATIVE & FINANCE INVESTISSEMENT IFI, a French corporation (societe anonyme) with a share capital of EUR 48,318,951, having its registered office at 96, avenue d'Iena 75783 Paris Cedex 16, registered with the Registry of Commerce and Companies of Paris under single identification number 330 219 882 RCS Paris, represented for the purposes hereof by its management company, INITIATIVE ET FINANCE GESTION, itself represented by Mr Matthieu Douchet, in his capacity as Director associate, hereinafter referred to as the "PURCHASER"),

INITIATIVE ET FINANCE INVESTISSEMENT acting in its own name and on behalf of any commercial company it may incorporate for the purpose hereof.

(the Seller and the Purchaser being referred to collectively hereinafter as the "PARTIES").

WHEREAS:

     (A) Brightpoint (France) SARL is a French limited liability company (societe a responsabilite limitee) with a share capital of EUR 900,000 (nine hundred thousand Euro), registered with the Registry of Commerce and Companies of Bobigny under single identification number 417 753 217 RCS Bobigny, having its registered office at 14, rue Davoust 93698 Pantin (hereinafter referred to as "BRIGHTPOINT FRANCE" or the "COMPANY").

     (B) The Seller is the owner of sixty thousand (60,000) Securities with a par value (valeur nominale) of EUR 15 (fifteen Euro) each (the "SECURITIES"), representing one hundred percent (100%) of the share capital and voting rights of the Company.

     (C) The Company owns or will on the Closing Date own all of the shares or interests ("actions" or "parts sociales") in each of the following companies:

          o Eurocom Systems, a French corporation (societe anonyme) with a share capital of EUR 736,200 (seven hundred and thirty-six thousand, two hundred Euro), registered with the Registry of Commerce and Companies of Bobigny under single identification number 339 824 237 RCS Bobigny, having its registered office at 14, rue Davoust 93698 Pantin (hereinafter referred to as "EUROCOM");

          o Mega-Hertz, a French limited liability company (societe a responsabilite limitee) with a share capital of EUR 7,500 (seven thousand, five hundred Euro), registered with the Registry of Commerce and Companies of Bobigny under single identification number 381 774 975 RCS Bobigny, having its registered office at 14, rue Davoust 93698 Pantin (hereinafter referred to as "MEGA-HERTZ"); and

          o Mega-Hertz Entreprises, a French limited liability company (societe a responsabilite limitee) with a share capital of EUR 8,000 (eight thousand Euro), registered with the Registry of Commerce and Companies of Bobigny under single identification number 439 602 509 RCS Bobigny, having its registered office at 14, rue Davoust 93698 Pantin (hereinafter referred to as "MEGA-HERTZ ENTREPRISES");

     (D) Eurocom owns or will on the Closing Date own all of the shares in Autocom, a French limited liability company (societe a responsabilite limitee) with a share capital of EUR 7,774.90 (seven thousand, seven hundred and seventy-four Euro and ninety Euro cents), registered with the Registry of Commerce and Companies of Bobigny under single identification number 411 121 122 RCS Bobigny, having its registered office at 14, rue Davoust 93698 Pantin (hereinafter referred to as "AUTOCOM")

          (Eurocom, Autocom, Mega-Hertz and Mega-Hertz Entreprises being referred to collectively as the "SUBSIDIARIES" and the Company and the Subsidiaries being referred to collectively as the "GROUP COMPANIES").

     (E) NEWCO is an acquisition vehicle constituted for the purposes of the acquisition referred to herein, certain of the principals and shareholders of which will be Mr. Daniel Krys, the Commercial Director (Directeur Commercial) and Mr. Stewart Mann, previously the Financial Director (Directeur Financier) of the Company (collectively, the "MANAGERS").

     (F) The Seller wishes to sell the Securities and to transfer the Shareholder Loan to the Purchaser, and the Purchaser wishes to purchase the Securities and acquire the Shareholder Loan from the Seller, subject to and in accordance with the terms of the present Agreement.

     NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

     1    DEFINITIONS

     1.1  In this Agreement, the following terms have the following meanings:

          "ACCOUNTING PRINCIPLES" means generally accepted accounting principles in France.

          "AFFILIATE" when used with reference to a specified person, means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For the purposes hereof, the term "control" (including the terms "controlling", "controlled by" and "under common control with") shall have the meaning ascribed to the term "controle" in Article L. 233-3 of the French Commercial Code (Code de Commerce).

          "AGREEMENT" means this share purchase agreement and its Schedules and Exhibits, as the same may, from time to time, be amended, supplemented or modified.

          "BASE PURCHASE PRICE" has the meaning specified in Clause 2.3.2.

          "BASE PURCHASE PRICE PAYMENTS" has the meaning specified in Clause 2.3.2(b).

          "BUSINESS" means the principal business activity of the Group Companies prior to the Closing Date, which involves the supply of services and the sale on the French territory of products relating to wire and mobile communication as well as components and accessories in relation thereto.

          "BUSINESS DAY" means a day, other than a Saturday or Sunday or public holiday in France, on which commercial banks in Paris, France are open for business and in particular, the transfer of monies.

          "CLAUSES" means the clauses of this Agreement unless otherwise stated.

          "CLOSING" means the closing of the sale by the Seller and purchase by the Purchaser of the Securities and the transfer of the Shareholder Loan and the other transactions contemplated in connection therewith in accordance with the terms hereof as envisaged by Clause 4.

          "CLOSING DATE" means the date on which the Closing takes place, which shall occur within 10 (ten) Business Days following the expiry date of the period referred to in Clause 2.4.3 or such later date (but no later than the Closing Deadline Date) as is mutually agreed by in writing by the Seller and the Purchaser.

          "CLOSING DEADLINE DATE" means November 1, 2005, or at the expiry date of a 15-Business Days period starting from the date of delivery of the Closing Financial Statements by the Seller, pursuant to Clause 2.4.1.

          "CLOSING FINANCIAL STATEMENTS" means the audited interim consolidated accounts of the Group Companies as at September 30, 2005, prepared by Ernst & Young France, as referred to in Clause 2.4.1.

          "COMPANY" has the meaning specified in the Recitals.

          "DEED OF TRANSFER" deed of transfer (acte constatant la realisation de la cession des Titres) to be executed for tax registration purposes only between the Purchaser and the Seller on the Closing, in a form mutually agreed;

          "DEFERRED BASE PURCHASE PRICE PAYMENTS" has the meaning specified in Clause 2.3.2(b)(ii) below.

          "DEFERRED PURCHASE PRICE PAYMENTS" means, collectively:

               o    the Deferred Base Purchase Price Payments; and

               o    the Supplementary Purchase Price Payments.

          "EBITDA" has the meaning set out in Schedule 1.

          "ENCUMBRANCE" means, for an asset (including any share or security) of any Group Companies and for the securities, any liens (suretes), claims, charges, easements, mortgages, encumbrances or restrictions of any sort, prior approval clause, put or call options, undertakings to secure, options or rights of first refusal or preemptive right or any other third party right or obligation of whatever sort affecting its ownership, its transfer or the exercise of any other right with respect thereto.

          "FRENCH TAX AUTHORITIES" means the Direction General des Impots of the Ministere de l'Economie, des Finances et de l'Industrie, and/or any other Governmental Authority charged with the collection of Taxes in France.

          "GOVERNMENTAL AUTHORITY" means, both in France and outside of France, any court or other judicial authority or governmental, administrative or regulatory body, department, agency, commission, authority or instrumentality;

          "GROUP COMPANIES" has the meaning specified in the Recitals.

          "INITIAL BASE PURCHASE PRICE PAYMENT" has the meaning specified in Clause 2.3.2(b)(i) hereof.

          "MANAGERS" has the meaning set forth in the Recitals.

          "MATERIAL CONTRACTS" means those certain contracts, loan documents, commitments, agreements and guarantees or other undertakings to which any of the Group Companies is a party and which are material to the carrying on of the Business, the management, development and marketing of the Group Companies, as set forth in Schedule 5 hereof.

          "ORDINARY COURSE OF BUSINESS" means the ordinary and usual course of business conducted by the Group Companies consistent with past custom and practice.

          "PARTIES" has the meaning specified in the Recitals.

          "PERSON" means any natural person (personne physique) or legal entity (personne morale).

          "PROCEEDING" means any action, suit, claim or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation (collectively "PROCEEDINGS").

          "PURCHASER CLAIM(S)" has the meaning specified in Clause 8.2.

          "PURCHASER LOSS" has the meaning specified in Clause 8.1.

          "PURCHASER WARRANTIES" means the representations and warranties made by the Purchaser to the Seller in Clause 6.

          "RECITALS" means the paragraphs of this Agreement set out under "Whereas" above.

          "SALES PARTIES" has the meaning specified in the Recitals.

          "SCHEDULE(S)" means the schedule(s) to this Agreement.

          "SELLER GROUP" means the Seller and all the Affiliates of the Seller.

          "SELLER WARRANTIES" means the representations and warranties made by the Seller to the Purchaser in Clause 5.

          "SHAREHOLDER LOAN" means the shareholder loan (compte courant d'actionnaire) extended by the Seller to the Company, in the aggregate principal and interests amount on the Date of Signature of EUR 11,656,367.67.

          "SHAREHOLDER LOAN TRANSFER" means the assignment and transfer by the Seller to the Purchaser of the rights of the Seller to payment by the Company of the amounts due by the Company to the Seller under the Shareholder Loan, effected by way of cession de creances pursuant to the Shareholder Loan Transfer Agreement.

          "SHAREHOLDER LOAN TRANSFER AGREEMENT" means an agreement to be prepared on the Closing Date providing for the Shareholder Loan Transfer. "SHAREHOLDER LOAN TRANSFER AMOUNT" has the meaning specified in Clause 2.2.1 below.

          "SHAREHOLDER LOAN TRANSFER AMOUNT PAYMENTS" means, collectively, each of the Base Purchase Price Payments and the Supplementary Purchase Price Payments.

          "SECURITIES" has the meaning specified in the Recitals.

          "SIGNATURE DATE" means the date on which the present Agreement is signed, as set forth on the signature page hereof.

          "SUBSEQUENT FINANCIAL STATEMENTS" has the meaning specified in Clause 2.3.3(b) hereof.

          "SUBSEQUENT FINANCIAL YEARS" has the meaning specified in Clause 2.3.3(b) hereof.

          "SUBSIDIARIES" has the meaning specified in the Recitals.

          "SUPPLEMENTARY PURCHASE PRICE" and "SUPPLEMENTARY PURCHASE PRICE PAYMENT" have the meaning specified in Clause 2.3.3.

          "TAX" means any taxes, duties, deductions, contributions or charges (including social security (Securite Sociale) contributions and parafiscal charges), including in particular, income tax, capital gains tax, property tax, business tax, withholding tax, indirect taxes, local taxes, value added tax, salary and employment taxes, registration or stamp duties, customs duties (droits de douane) imposed or collected by any State or by any organization or local authority, national or supranational, and including interest, penalties, fines, reassessments and other related charges; and "TAXATION" shall be construed accordingly.

          "TAX REGULATION" means Tax or customs law, as well as decrees, orders or other texts of application or interpretation of the relevant law applicable in a given country, as well as any international treaty.

          "TRADEMARK LICENSE AGREEMENT" means an agreement to be signed at Closing pursuant to which:

               o Brightpoint Inc shall grant at no cost the Company and its Subsidiaries a license to use the "Brightpoint" name for a period of nine months following the Closing Date (the "TRADEMARK LICENSE PERIOD") and shall allow the use by the Group Companies of the domain name "Brightpoint.fr" [however, solely on receive-only service] for 12 months following the Closing Date; and

               o the Company shall agree (in its own name and on behalf of the Subsidiaries) to cease using the Brightpoint name for commercial purposes (including without limitation in its business activities, in its legal name (raison sociale) and for internet domain purposes), no later than at the end of the duration provided for under the above paragraph.

          "TRANSACTION" has the meaning ascribed to it in Clause 2.1.1.

     1.2  In this Agreement, unless the context requires otherwise:

1.2.1 references to any French legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than France, as the case may be, be deemed to include what most nearly approximates in that jurisdiction to the French legal term;

1.2.2     references to time are to Paris time; and

1.2.3 words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons.

2         SALE AND PURCHASE OF THE SECURITIES; TRANSFER OF SHAREHOLDER LOAN

2.1       Sale and Purchase of the Securities; Shareholder Loan Transfer

2.1.1 Upon and subject to the terms and conditions of this Agreement, and in particular subject to the satisfaction of the Conditions Precedent on the Closing Date:

          (a) the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Securities, free and clear from all Encumbrances and other third party rights, as well as all rights now or hereafter attaching to the Securities, including but not limited to, voting and distribution rights with effect from the Closing Date, it being specified that the Company shall own on the Closing Date 100% of the Securities of the Subsidiaries; and

          (b) the Seller shall assign and transfer to the Purchaser, and the Purchaser shall acquire from the Seller, the Seller's rights to payment from the Company of the amounts due and owing to the Seller under the Shareholder Loan, pursuant to the Shareholder Loan Transfer

          (such transactions being referred to collectively in this Agreement as the "TRANSACTION").

2.1.2 The sale of the Securities and the Shareholder Loan Transfer shall occur on the Closing Date and such transfer shall be deemed to occur simultaneously with the other actions described in Clause 4 (Closing) below.

2.2       Securities purchase price

          The purchase price for the Securities shall be equal to an amount of EUR 1,000 (one thousand Euro) payable by the Purchaser to the Seller, in full on the Closing Date.

2.3       Shareholder Loan Transfer Amount and Payment

2.3.1     Shareholder Loan Transfer Amount

          The aggregate transfer amount payable by the Purchaser to the Seller for the Shareholder Loan (the "SHAREHOLDER LOAN TRANSFER AMOUNT") shall consist of the sum of the following amounts:

          (a) the Base Purchase Price, as such term is defined in Clause 2.3.2(a) hereof, payable in two Base Purchase Price Payments as set forth in such Clause 2.3.2; and

          (b) the Supplementary Purchase Price, as such term is defined in Clause 2.3.3 hereof, payable in one or more Supplementary Purchase Price Payments as set forth in such Clause 2.3.3.

          Furthermore, the shareholders of NEWCO undertake to pay, and IFI shall cause such shareholders to pay, an amount to the Seller equal to 5% (five percent) of the total price resulting from the transfer (in one or several stages) of the securities constituting the share capital of the Purchaser (or of the value of all other kinds of compensation received by reason of such transfer) pursuant to the terms (investment by the Seller in the share capital of the Purchaser up to 4.99%, "golden share" giving a preferred and absolute right to the amount of 5% referred to above, etc.) and such other terms and conditions to be mutually agreed upon between the Seller and Initiative & Finance Investissement at the latest on the Closing Date (it being specified that such terms and conditions (i) shall not be less favourable than those granted to the Managers in terms, inter alia, of pre money valuation of the share capital of the Purchaser, dividend rights, tag along and drag along rights obligations, information rights or such other rights of the same nature granted to minority shareholders under a shareholders agreement, but (ii) shall not grant any right to the Seller to intervene in the affairs of, or to vote, with respect to the Company and its Subsidiaries).

2.3.2     Base Purchase Price

          (a) The base price for the transfer of the Shareholder Loan (the "BASE PURCHASE PRICE") shall be equal to EUR 2,800,000 (two million, eight hundred thousand Euro);

          (b) The Base Purchase Price shall be payable by the Purchaser to the Seller in the following amounts and at the following times (the "BASE PURCHASE PRICE PAYMENTS"):

               (i) on the Closing Date, the Purchaser shall pay to the Seller an amount (the "INITIAL BASE PURCHASE PRICE PAYMENT") equal to EUR 2,150,000 (two million, one hundred fifty thousand
                    Euro).

               (ii) thereafter, the Purchaser shall pay to the Seller one (1)
                    additional Base Purchase Price Payment (the "DEFERRED BASE PURCHASE PRICE PAYMENT"), equal to EUR 650,000 (six hundred fifty thousand Euro), such payment to be made at the latest on March 31st, 2006.

2.3.3     Supplementary Purchase Price

          (a) The Purchaser shall pay the Seller as consideration for the Shareholder Loan transfer and in addition to the Base Purchase Price, an aggregate amount, not in excess of EUR 2,750,000 (two million, seven hundred fifty thousand Euro), calculated in accordance with this Clause 2.3.3 (the "SUPPLEMENTARY PURCHASE PRICE").

          (b) Within one hundred and twenty (120) days following the close of each financial year (exercice social) of the Group Companies occurring in calendar years 2006, 2007, 2008 and 2009 (the "SUBSEQUENT FINANCIAL YEARS)", the Purchaser shall cause the Company to prepare its audited consolidated financial statements, which have been audited by a certified public accounting firm acceptable to Seller, for such financial year in accordance with the Accounting Principles and in the same format as that used for the Closing Financial Statements (the "SUBSEQUENT FINANCIAL STATEMENTS", it being specified that the Subsequent Financial Year 2009 shall only be taken into account for the purpose of determining the Supplementary Purchase Price, in the event referred to in paragraph (d) below). Immediately upon each of such Subsequent Financial Statements becoming available, the Purchaser shall transmit a copy thereof to the Seller. The Purchaser shall cause the Company to make its books and records available upon request to the Seller for the purposes of verifying such Subsequent Financial Statements (in a manner which shall not disrupt the ordinary course of business of the Group Companies). The Purchaser acknowledges that the financial year of each of the Group Companies currently corresponds to the calendar year (January 1 - December 31) and the Purchaser undertakes to refrain from changing the financial year of any of the Group Companies until the full amount of the Supplementary Purchase Price Payments have been made, unless pro forma financial statements as at 31st December are issued every year (as audited by the Company's Auditor).

          (c) No later than 30 (thirty) days following such transmission to the Seller of each Subsequent Financial Statement 2006, 2007 and 2008, the Purchaser shall, subject to the provisions of paragraph
               (e) below, pay to the Seller twenty-five percent (25%) of the amount of EBITDA of each such Subsequent Financial Years, it being specified that the maximum amount to be paid by the Purchaser to the Seller in that respect is capped at EUR 750,000 (seven hundred fifty thousand Euro) for the Subsequent Financial Year 2006, EUR 1,000,000 (one million Euro) for the Subsequent Financial Year 2007 and EUR 1,000,000 (one million Euro) for the Subsequent Financial Year 2008 (each such payment, a "SUPPLEMENTARY PURCHASE PRICE PAYMENT").

          (d) However, in the event that the aggregate amount paid under paragraph (c) above is less than EUR 1,275,000 (one million two hundred seventy five thousand Euro), the payment of the corresponding shortfall shall be deferred to the Subsequent Financial Year 2009 and will be payable up to 40% (forty percent) of the amount of EBITDA attained during such Financial Year (it being specified that such amount of EBITDA cannot, for the purpose of the calculation to be made pursuant to this paragraph
               (d), exceed EUR 1,700,000 (one million seven hundred thousand
               Euro), at the latest thirty (30) days following the delivery to the Seller of the Financial Statements relating to such Financial Year.

          (e) The maximum amount required to be paid by the Purchaser to the Seller as Supplementary Purchase Price shall be EUR 2,750,000 (two million seven hundred fifty thousand Euro). Once such amount has been paid by the Purchaser to the Seller in respect of Supplementary Purchase Price, the Purchaser shall have no further obligations to the Seller under this Clause 2.3.3. Some examples of the calculation of the Supplementary Purchase Price are set out in Schedule 2.2(e) hereof.

2.3.4 In the event of a transfer of securities issued by NEWCO to a third party (or of any similar transaction, such as a transfer of assets, loan of securities or of assets, etc.) before the date of full payment of the Earning Purchase Price, the Purchaser shall continue to be required to effect such payment except if (i) the obligation to comply with the rights to the Supplementary Purchase Price (the "Rights to the SPP") has been assigned to such third party, or if (ii) the Rights to the SPP are repaid by anticipation, up to the amount determined pursuant to the provisions set out in paragraphs (b) to (e) above, it being specified that the calculation of such Rights shall be made on the basis of the higher EBITDA amount as between (i) the EBITDA for the Subsequent Financial Year immediately preceding the financial year during which the transfer of the NEWCO's securities shall have occurred and (ii) EUR 1,700,000 (one million seven hundred thousand
          Euro).

2.3.5     Mechanics of Shareholder Loan Transfer Amount Payments

          Each of the Shareholder Loan Transfer Amount Payments shall be made by the Purchaser to the Seller by wire transfer to the Seller's account the details which shall be communicated by the Seller to the Purchaser prior to the Closing Date.

2.3.6     Optimization

          The Seller and the Purchaser agree that they may, by mutual written consent, amend the terms and conditions relating to the payment of the purchase price for the Securities and/or of the Shareholder Loan Transfer Amount, in order to optimize the tax consequences of any of the terms and conditions hereof.

2.4       Preparation and Review of Closing Financial Statements

2.4.1 As soon as possible following the Signature Date, the Seller shall cause the Company to prepare its consolidated financial statements (consisting of a balance sheet (bilan) together with the related profit and loss account (compte de resultat) and the annexes thereto) as at, and for the nine months ending on 30 September 2005 (the "CLOSING FINANCIAL STATEMENTS"). The Closing Financial Statements shall be prepared in accordance with the Accounting Principles, audited by Ernst & Young and delivered to the Purchaser on October 21st, 2005. The Purchaser shall be entitled to request access to the supporting documents used by Ernst & Young in the preparation of the Closing Financial Statements and to raise any relevant questions with respect thereto.

          In the event of difficulties in the preparation or the review by Ernst & Young of such consolidated accounts, the Parties shall agree to follow the following procedure:

          - the Seller shall procure that the Company prepare consolidated accounts (consisting of a balance sheet (bilan) together with the related profit and loss account (compte de resultat) and the annexes thereto) as at, and for the nine months ending on 30 September 2005 (the "CLOSING FINANCIAL STATEMENTS"). The Closing Financial Statements shall be prepared in accordance with the Accounting Principles and delivered to the Purchaser on October 21st, 2005,

          -    simultaneously and within the same timeframe:

               o an audit will be carried out by Ernst & Young on the individual intermediary financial statements for the companies Brightpoint France and Eurocom, closed as at, and for the nine months ending on 30 September 2005. The audit reports will be delivered to the Purchaser at the latest on October 21st, 2005.

               o a limited audit will be carried out by Ernst & Young and/or Mazars pursuant to a procedure to be agreed, on the individual intermediary financial statements closed as at, and for the nine months ending on 30 September 2005 for the companies Mega Hertz, Mega Hertz Entreprises and Autocom. The limited audit reports will be delivered to the Purchaser at the latest on October 21st, 2005.

          The Purchaser may also request, in such case, to be given access to all the documents used by Ernst & Young for the purpose of the preparation of the Closing Financial Statements and may raise any relevant questions in relation thereto.

2.4.2 The Seller and the Purchaser agree that the Purchaser shall, at its discretion, have the option to refrain from proceeding with the Closing of the Transaction if:

          - the audit of the Closing Financial Statements carried out by the Purchaser between the date of delivery of Closing Financial Statements and, at the latest, 15 (fifteen) Business

               Days as from the date of delivery of such financial statements, do not confirm that such Closing Financial Statements comply with the Accounting Principles and that the EBIDTA as set forth in the Closing Financial Statements is at least equal to (EUR 450,000) (negative four hundred fifty thousand Euro) plus or minus 10%.

          - the legal, tax and employment due diligence relating to the Group Companies that the Purchaser shall carry out between the Date hereof and at the latest 15 (fifteen) Business Days as from the delivery of the Closing Financial Statements has evidenced matters likely to adversely and materially affect the financial situation and the operating conditions of the Group Companies.

           (Hereafter collectively referred to as the "AUDITS")

2.4.3 As from the date of finalization of the Audits, the Purchaser shall have a period of 8 (eight) days (the "OPTION PERIOD") to send a notice (the "OPTION NOTICE") to the Seller, in the event that the conditions referred to in paragraph 2.4.2 are not fulfilled, that the Purchaser wishes to refrain from effecting the Closing of the Transaction (the "Option").

          In the event that the Purchaser sends the Option Notice to the Seller pursuant to the terms hereof within the Option Period, the Purchaser's obligation to effect the Closing of the Transaction shall terminate, failing which Closing shall take place on the Closing Date.

3         CONDITIONS PRECEDENT - SELLER ACTIONS PENDING CLOSING

3.1 The obligation of the parties to proceed with the Closing is made conditional upon the satisfaction of the following conditions precedent:

          - approval of the Transaction contemplated hereby by the investment Committee of the company Initiative & Finance Investissement (RCS 330 219 882) at the latest on the date of expiry of the Option Period;

          - approval of this Transaction by the Board of Directors of the company Brightpoint Inc. (shareholder of the Seller), at the latest on October 11, 2005;

3.2 The Seller shall from the date hereof until the Closing Date procure that:

3.2.1 the business of the Group Companies shall be carried on in the Ordinary Course of Business and shall refrain from carrying out any action likely to negatively affect the Ordinary Course of Business (without prejudice however to compliance with internal procedures within the Seller Group);

3.2.2 in the absence of prior approval of the Purchaser, the only business conducted by the Group Companies shall be the Business and that none of the Group Companies shall enter into any new line of business or change its material business policies in any respect in relation to the conduct of its existing business, except as required by law or by policies imposed by any regulator;

3.2.3 none of the Group Companies will be a party to any merger, contribution or spin off or will make any change to its capital, or issue securities of any nature whatsoever or warrants to subscribe to shares;

3.2.4 no modification shall be made to the by-laws (statuts) of any of the Group Companies;

3.2.5 none of the Group Companies shall acquire or agree to acquire any shares or interests in any other company (except as necessary in order for the Company to own 100% (one hundred percent) of the shares of each of the Group Companies; and

3.2.6 the terms and conditions applicable to the Shareholder Loan remain unchanged.

3.3 The Seller shall procure that, on the Closing Date, the Company shall have been transformed into a Societe par Actions Simplifiee, pursuant to applicable laws and regulations. In such respect, the Purchaser shall deliver to the Seller the text of the future by-laws of the Company within a reasonable time period.

3.4 Furthermore, the Seller undertakes to use its best efforts and to assist the Company in order to enable the Company to be in a position to enter into a supply agreement with the company HTC relating to goods marketed by such company under conditions satisfactory for the Company. The Seller undertakes to invite one or two representative(s) of the Company to technical or marketing presentations or meetings organized by HTC in Europe (subject however to presentations or meetings having a confidential nature with respect to the Seller Group's business).

3.5 The Seller undertakes to pay all the costs borne or to be borne (as the case may be) by the Company until the Closing Date, relating to
          (i) services rendered by Mr Dominique Betsch and Mrs Fabienne Deles and to (ii) diligences carried out by external counsels or personnel of the Seller Group relating to the preparation of the Transaction contemplated hereof.

4         CLOSING

4.1 The Closing of the sale and purchase of the Securities shall take place on the Closing Date at the offices of Norton Rose, 42, rue Washington, 75408 Paris Cedex, France, or at such other place as the Parties may agree prior to the Closing Date, when all (but not part only) of the business referred to in this Clause 4 shall be transacted.

4.1.1     The Seller shall deliver to the Purchaser:

          (a) evidence satisfactory to the Purchaser that the Company owns 100% (one hundred percent) of the shares (in the case of Mega-Hertz and Mega-Hertz Entreprises, the Securities and in the case of Eurocom, the shares) of each of the Group Companies;

          (b) all of the statutory, corporate, share transfer ledger, individual shareholder accounts, minute and other books of each of the Group Companies;

          (c)  the written resignations of each of:

               (i) the managing directors (gerants) of each of the Company; Mega-Hertz and Mega-Hertz Enterprises; and

               (ii) the members of the Board of Directors (conseil
                    d'administration) of Eurocom;

               duly executed by the persons holding such positions and confirming that at the Closing Date they do not have any Purchaser Claims against any of the Group Companies;

          (d) the written resignations of Ernst & Young Audit and Mr. Robert Valin from their positions as statutory auditors (commissaries aux comptes) of the Company and Eurocom with effect from the Closing Date;

          (e) two original signed copies of the Trademark License duly executed by Brightpoint Inc.;

          (f) evidence of termination of the services contract relating to the use by the Company of the services supplied by Mr Dominique Betsch, Mr Raphael Chaumien and Mrs Fabienne Deles ;

          (g) any document showing that the Works Council (comite d'entreprise) of the Company has been consulted and has issued its opinion with respect to the Transaction;

          (h)  the Update Exhibit (as the case may be);

          (i) evidence of the approval of the Transaction contemplated hereby by the Board of Directors of Brightpoint Inc.;

          (j)  evidence of the absence of exercise by the following operators:
               SFR, Orange and Bouygues, of their right to terminate the agreements entered into with the Group Companies by reason of the consummation of the Transaction;

          (k) a certification of the Seller confirming that the Seller Warranties are accurate as at the Closing Date subject to the Update Exhibits.

4.1.2     The Purchaser shall deliver to the Seller:

          (a) evidence of the approval of the Transaction contemplated hereby by the investment Committee of Initiative & Finance Investissement;

          (b) payment of the purchase price for the securities, pursuant to the terms and conditions referred to in Clause 2.3.5 hereof;

          (c) the Initial Base Purchase Price Payments, in the manner specified in Clause 2.3.5 hereof;

          (d) an original signed copy of the Trademark License, duly executed by the Company;

          (e) a letter confirming (i) the release of the surety granted by the company Brightpoint Inc. to the Natexis bank with respect to the short tem loan granted by the latter to the Company and (ii) the absence of termination of the bank loans currently in force.

4.1.3     The Purchaser and the Seller shall execute and exchange:

          (a) the Shareholder Loan Transfer Agreement, it being specified that the Purchaser undertakes to notify the Company within 24 hours of such transfer;

          (b) the Deed of Transfer of Securities in four originals, one of which shall be for the Purchaser, one for the Seller and two shall be used for tax registration purposes.

4.1.4 The Seller, the Purchaser and Initiative & Finance Investissement shall execute the contract(s) reflecting the agreements reached among them relating to the provisions set out in the last paragraph of Clause 2.2.1 hereof.

5         REPRESENTATIONS AND WARRANTIES OF SELLER

5.1       Scope of Seller Warranties

5.1.1     The Purchaser acknowledges the following:

          (a) NEWCO is an acquisition vehicle constituted for the purposes of the acquisition referred to herein, certain of the principals of which (the Managers) are current and former senior executives of the Company, who have or until recently have had significant responsibility for the running of, and who are fully familiar with the business and activities of, the Group Companies; and

          (b) the Seller is the shareholder of record of the Company and has not participated in the management of the Company on a day-to-day basis, although the Seller has defined the strategy of the Group Companies and has controlled or was in position to control the Managers.

5.1.2 Accordingly, the Purchaser agrees that the Seller shall not be liable under the representations and warranties provided under this Clause 5 with respect to a Purchaser Loss, provided that the Seller can prove that one of the Managers had, against the formal advice of the Seller, carried out a transaction which turned out to be detrimental to the Group Companies, or that one of the Managers (or both of them) had an actual knowledge prior to the date hereof of the inaccuracy or of the breach of the representation or of the warranty from which the Purchaser Loss originates.

5.1.3 To the extent that such proof can be established, and subject to the fulfilment of such condition, the Purchaser accordingly agrees that it shall not be entitled to any indemnification under Clause 8 hereof relating to the Loss concerned.

5.1.4 Subject to the foregoing provisions of this Clause 5.1, the Seller hereby makes the representations and warranties set forth in this Clause 5 to the Purchaser.

5.2       Organization, Authority and Validity

5.2.1 The Seller is a limited liability company (besloten vennootschap) duly organized and validly existing under the laws of the Netherlands. The Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

5.2.2 The execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the competent corporate bodies of the Seller, and no other corporate action on the part of the Seller is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated herein.

5.2.3 This Agreement has been duly executed by the Seller and constitutes a legal, valid and binding obligation of the Seller in accordance with its terms.

5.3       No Breach

          Neither the performance by the Seller of its obligations hereunder nor the consummation of the transactions contemplated herein:

          (a) conflicts with or violates any provision of its by-laws (statuten) or any of its corporate governance documents;

          (b) violates, conflicts with or results in the breach of any contract to which it is a party;

          (c)  constitutes a violation by it of any laws or regulations; or

          (d) conflicts with any provisions of any contracts or agreements entered into between the entities of the Seller's group.

          except for any such matters that would not have an adverse effect on the ability of the Seller to perform its obligations under this Agreement.

5.4       Consents and Proceedings

5.4.1 Except as indicated in Exhibit 5.4.1 hereof, no consent is required to be obtained by the Seller in connection with the execution of this Agreement or the consummation of any of the transactions contemplated herein.

5.4.2 There is no pending Proceeding involving the Seller which seeks to enjoin the consummation of the transactions contemplated by this Agreement, which could result in its nullification.

5.5       Ownership of Securities; Capital Structure

5.5.1 The Seller has full and valid title to the Securities and the Securities are free of all Encumbrances or of restrictions affecting their transfer. The Securities represent 100% (one hundred percent) of the capital and voting rights of the Company. The Seller is entitled to dispose freely of and transfer the Securities without any restriction, and as the Seller is the sole shareholder of the Company, the clause d'agrement in the by-laws (statuts) of the Company does not require corporate action for the transfer of the Securities to the Purchaser it being specified that on the Closing Date (i) the relevant corporate bodies of BRIGHTPOINT Inc, shareholder of the Seller, will have formally authorized such transfer under the terms of this Agreement and that (ii) the Company will be transformed into a societe par actions simplifiee under the terms and conditions set out in Clause
          3.3 of this Agreement.

5.5.2 Except as indicated in Exhibit 5.5.2, the Company has have full and valid title to all of the Securities issued by each of the Subsidiaries (whether parts sociales in the case of Mega-Hertz and Mega-Hertz Enterprises, or actions in the case of Eurocom) (the "SUBSIDIARIES SHARES") and the Subsidiaries Shares are free of all Encumbrances. The Company shall validly own on the Closing Date the ownership of all the Subsidiaries Shares.

5.5.3 The share capital of each of the Group Companies is as set forth in the following table:

---------------------------------------------------------------------------------------------
NAME OF                 KIND OF SHARES        NUMBER OF      PAR VALUE OF      TOTAL SHARE
COMPANY                                       SHARES         EACH SHARE        CAPITAL

Brightpoint             Parts sociales        60,000          EUR 15           EUR 900,000
France

Eurocom Systems         Actions               49,080          EUR 15           EUR 736,200

Mega-Hertz              Parts sociales        500             EUR 15           EUR 7,500

Mega-Hertz              Parts sociales        800             EUR 10           EUR 8,000
Entreprises

Autocom                 Parts sociales        510             No par           EUR 7,774.90
---------------------------------------------------------------------------------------------

          Except for such shares, the Group Companies have not issued, nor approved the issuance of, any shares, warrants or securities of any nature whatsoever; and there are no options, promises, warrants or other agreements or undertakings pursuant to which any of the Group Companies is or may become obligated to issue any shares, warrants or other securities of any nature whatsoever. Title shall mean "security" as defined by the "ordonnance" dated June 2004.

5.5.4 Other than as set forth in the foregoing table, none of the Group Companies (i) has any subsidiary, or holds any interests in any other companies, partnerships or entities or (ii) has held any interest in any company, group or other entity where each shareholder's liability is not individually limited to the contributions made by such shareholder.

5.6       Incorporation, Existence and Authority of the Group Companies

5.6.1     Each of the Group Companies validly exists under the laws of France.

5.6.2 Each of the Group Companies has full power and authority to carry out its activities in the manner in which they are currently carried out.

5.6.3 None of the Group Companies is the subject of any voluntary or judicial reorganization proceedings, or is in liquidation, nor have any such proceedings been threatened.

5.6.4 Except as indicated in the licence agreement entered into with Brighpoint Inc., the Group Companies have not entered into any specific agreements with the Seller (or one of its Affiliates), nor with the corporate officers of the Companies other than the agreements referred to in the minutes of the general shareholders meeting of the Group Companies. No undertaking made by the corporate bodies or by the corporate officers or managers of the Companies is subject to any proceedings which seek the nullification thereof.

5.7       Compliance with Laws

          Except as indicated in Exhibit 5.7, the Group Companies' activities are carried out under conditions substantially in compliance with the permits and consents required for the performance of their activities and in substantial compliance with all legislation and regulations which are currently applicable to them.

5.8       Licenses and Consents

          All necessary licenses, registrations, consents, permits and authorizations ("LICENSES") have been obtained by each of the Group Companies such that the Group Companies may carry on the Business in the places and in the manner in which it is now conducted.

          Except as indicated in Exhibit 5.7, the Group Companies have filed with the competent authorities and within the time limit set out by applicable laws and regulations, all representations, reports, reviews or other documents as required by applicable laws and regulations (except when the absence of filing or compliance with the deadlines does not trigger any materially adverse consequences for the Group Companies). They have obtained all permits required to carry out their activities and have not received any notification stating any violation of these permits which may have a material adverse effect on the businesses of the Group Companies.

5.9       Financial Statements

5.9.1 The Closing Financial Statements will be true and accurate and will give a fair view of the financial situation and of the assets and liabilities, as well as of the operating results of the Companies. They will be drawn up pursuant to the Accounting Principles, consistently applied for the preparation of the annual accounts over the last three (3) financial years.

          The off balance sheet liabilities of each of the Group Companies will be duly reflected or will be adequately provided for, in accordance with such Principles, in the Closing Financial Statements.

5.9.2 The Purchaser expressly acknowledges that its final decision to consummate the Transaction and to effect the Closing will be made solely on the basis of the Closing Financial Statements and not on the basis of any previous financial statements prepared by or in connection with any of the Group Companies.

5.10      Assets

5.10.1 The real property (biens immobiliers) used by each of the Group Companies is held by it under a valid lease and in compliance with applicable laws and regulations, it being specified that the Companies have complied with their obligations in all material respects pursuant to each lease.

5.10.2 Except as mentioned in Exhibit 5.10.2, all movable property, installations and equipment used by each of the Group Companies to conduct its business are either fully owned by the relevant Group Company and are not the subject of any Encumbrance, or are used by the relevant Group Company under the terms of a valid lease or finance lease ("credit bail") agreement and in compliance with applicable laws and regulations, it being specified that the Companies have complied with their obligations in all material respects pursuant to each financial lease.

5.10.3 All receivables accounted for in the Closing Financial Statements, decreased by the amounts of the provisions booked in the Reference Accounts, and any new receivables invoiced since the date of the Reference Accounts, are payable for their full net amount in accordance with their terms by each of the corresponding debtors.

5.11      Material Contracts

5.11.1 Save for those contracts and other documents listed in Exhibit 5.11.1 (the "CONTRACTS"), there are no other Material Contracts relating to any of the Group Companies or the Business.

5.11.2    Except as indicated in the agreement and other documents listed in
          Exhibit 5.11.2, none of the Group Companies is in breach or default in respect of any of the Contracts.

5.12      Trade Names

5.12.1 Except as mentioned in Exhibit 5.12.1, all trade names used by the Group Companies in carrying out their activities are owned or used as corporate name by the Group Companies, except for the denomination "BRIGHTPOINT", which is used pursuant to a valid license agreement.

5.12.2 A complete and up-to-date list of all intellectual and industrial property rights registered in the name of any of the Group Companies is attached hereto as Exhibit 5.12.2. The aforesaid intellectual and industrial property rights are not the subject of any Encumbrances whatsoever or of any claims or actions. The name "DIRLAND" can be used pursuant to terms of a licence agreement entered into with a third party.

5.13      Debts

5.13.1 The Company has not lent any money to any third party which will not have been repaid by or on the Closing Date, other than in the ordinary course of business.

5.13.2 The Companies have constantly repaid all spread payments relating to long-term loans entered into with banks and other financial institutions in compliance with applicable amortization tables.

          The Companies have made, in a timely manner, all material payments due to all creditors, such that they are not liable to pay any penalty or indemnity whatsoever, nor likely to be held liable in that respect.

          The Companies comply with their contractual obligations pursuant to short term facilities granted by financial institutions (overdrafts, maximum discount, etc.) and such facilities have been regularly granted by such financial institutions and are not, subject to the information set out in Exhibit 5.13.2, likely to be affected by the execution of this Agreement.

          The Companies have correctly accounted for all operating debts or liabilities resulting from exceptional events.

5.13.3 The Companies have never granted any security, guarantee, letter of comfort, warranty or any similar undertaking, of any sort whatsoever, to the benefit of any third party, and have not undertaken any obligations to cause any third party to take any action whatsoever.

          The employees, managers or shareholders of the Companies have never been granted any loan.

          Except for the Shareholder Loan, the corporate officers and shareholders do not have any claim against the Companies.

5.14      Taxation

5.14.1 Except as indicated in Exhibit 5.7, all returns, declarations and reports (the "Returns") required to be delivered by any of the Group Companies to the French Tax Authorities have been made and delivered and no Return is disputed by the relevant French Tax Authorities and all Taxation that was due and payable prior to the Closing Date will be paid by the Closing Date. With regard to Tax, this warranty shall only apply in relation to tax returns filed by the Seller or filing of which was required prior to the Closing Date.

5.14.2 Except as mentioned in Exhibit 5.7, there are no pending or audits or investigations with respect to any of the Group Companies relating to Taxation.

5.15      Insurance

          The policies of insurance maintained by each of the Group Companies in relation to its business and assets (the "Policies") are in full force and effect. All premiums payable under the Policies have been paid and all obligations provided for by the Policies have been complied with in all material respects by the Group Companies.

5.16      Employees; Labour Matters

5.16.1 Set forth in Exhibit 5.16.1 is a true and complete list of all executives and employees of the Group Companies indicating their gross annual remuneration

5.16.2 The collective bargaining agreements (conventions collectives) applicable to the Group Companies are the Wholesale Trade collective bargaining agreement ("Convention Collective du commerce de gros"), the Retail Trail collective bargaining agreement ("Convention Collective du commerce de detail") and the automobile services collective bargaining agreement ("Convention Collective des services de l'automobile").

5.16.3 Except as indicated in Exhibit 5.16.3, no dismissal procedures are currently in progress within the Company.

5.16.4 Except for any employee benefit, bonus, welfare, pension, retirement, stock option, profit sharing and other compensation plans required to be maintained by applicable legislation, regulations and by the Collective Bargaining Agreement (collectively, the "PLANS"), none of the Group Companies is a party to any plan or arrangement having as its purpose or effect the making of such payments or the provision of such charges on behalf of the Group Companies beyond the Plans imposed by the law and by the Collective Bargaining Agreement. Each Plan has been administered in accordance with all applicable laws and regulations.

5.16.5 Except as indicated in Exhibit 5.7, the Group Companies have complied with:

          - laws and regulations relating to employee representative institutions;

          -    laws and regulations relating to organization of working time.

5.16.6 The Seller represents that, within the Group Companies and except as mentioned in Exhibits 5.16.3 and 5.16.6:

          - there is no retirement plan other than provided by law, no retirement premium plan, health or life insurance or any other advantage in favour of the employees of the Companies, pending or contemplated;

          - the employees of the Companies do not benefit from any provision, in case of dismissal or redundancy, pursuant to which they could have a claim against any of the Companies for the payment of amounts exceeding those provided by the law or the applicable collective bargaining agreement;

          - none of the employees of the Companies, nor their parents or relatives by marriage, is entitled to any pension or any other advantage on the date of his/her retirement, exceeding the provisions set out by the law and applicable collective bargaining agreement and by supplementary retirement and welfare scheme to which the Companies have legally or de facto subscribed;

          - there is no contract entitling any independent service provider to claim the status of a salaried employee;

          - no employee is entitled to claim for any intellectual property rights, except for the rights specifically reserved by the law to their authors or inventors;

          - the Companies have not entered into fixed term employment contracts other than when and as permitted by law and no contract of this nature, terminated or pending on the date hereof, is likely to be reclassified as an indefinite duration employment contract;

          - no employer-employee conflict affects or threatens to affect the Companies, and there is no indication that could lead one to believe that the consummation of the Transaction could be followed by such employer-employee conflict;

          - no employee has suffered from any labour accident which has caused the death or permanent or temporary disablement for a duration greater than three months over the last 5 years;

          - individual or collective dismissals implemented prior to the date of this warranty, have been carried out in compliance with applicable laws and none of these dismissals is likely to trigger, for the Companies, other material consequences than those already paid or for which provisions have been accounted for in the Closing Financial Statement;

          - the Seller represents that, at the date hereof, no employee currently employed has expressed his/her decision to resign.

5.17      Litigation

          Except as set forth in Exhibit 5.16, there is no Proceeding in progress against any of the Group Companies.

          Sufficient provisions relating to the Proceedings listed in Exhibit 5.17, have been accounted for, pursuant to the Accounting Principles, in the Closing Financial Statements.

5.18      Effect of Agreement

5.18.1 Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated herein will, except as set forth in Exhibit 5.18.1:

          (a)  violate any law applicable to any of the Group Companies;

          (b) result in the breach or termination of any Material Contract, permit or license, applicable or related to any of the Group Companies; or

          (c) result in the creation of or imposition of any Encumbrance upon any of the assets of any of the Group Companies .

5.18.2 Neither the acquisition of the Securities, nor compliance with the terms of this Agreement will:

          (a) result in any present indebtedness of any of the Group Companies becoming due or capable of being declared due and payable prior to its stated maturity; or

          (b) give rise to or cause to become exercisable any material third party right (including of an Affiliate of the Seller) against any of the Group Companies.

5.19      Intermediaries

          All negotiations relating to this Agreement have been carried out without the involvement of any person acting on behalf of any of the Seller or any of the Group Companies in such manner as to give rise to any valid claim against any of the Group Companies for any broker's or finder's fee or similar compensation in connection with the transactions contemplated herein.

5.20      Position on the Closing Date

5.20.1 The Seller represents and warrants to the Seller that the representations set forth in this Clause 5 and made on the date hereof will be true and correct as of the Closing Date as if made on such date, except as to any matters that originated between the date of signature of this Agreement and the Closing Date which the Seller may disclose in an Exhibit provided that such Exhibits are not likely to produce an adverse effect of an aggregate amount greater than EUR 50,000 (the "UPDATE EXHIBITS").

6         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.1.1 The Purchaser hereby makes the representations and warranties set forth below to the Seller.

6.2       Organization, Authority and Validity

6.2.1 NEWCO will be on the Closing Date a simplified share company (societe par actions simplifiee) duly organized and validly existing under the laws of France. The Purchaser has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

6.2.2 The execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the relevant corporate bodies of the Purchaser, and no other corporate action on the part of the Purchaser is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated herein.

6.2.3 This Agreement has been duly executed by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms.

6.3       No Breach

          Neither the performance by the Purchaser of its obligations hereunder nor the consummation of the transactions contemplated herein:

          (a) conflicts with or violates any provision of its by-laws (statuts) or any of its corporate governance documents;

          (b) violates, conflicts with or results in the breach of any contract to which it is a party; or

          (c)  constitutes a violation by it of any laws or regulations;

          except for any such matters that would not, either individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

6.4       Consents and Proceedings

6.4.1 No consent is required to be obtained by the Purchaser in connection with the execution of this Agreement or the consummation of any of the transactions contemplated herein.

6.4.2 There is no pending Proceeding involving the Purchaser which seeks to enjoin the consummation of the transactions contemplated by this Agreement, or which may result in its nullification

6.5       Financing

6.5.1 NEWCO and/or the Purchaser has or will have funds available to it in an amount sufficient to enable, in a timely manner, the consummation of the transactions contemplated herein.

6.6       No Other Representations or Warranties; No Knowledge of
          Misrepresentation by the Seller

6.6.1 The Purchaser represents that it has, for the purpose of undertaking to purchase the Securities, in part relied upon the representations and warranties set out in Clause 5 and the agreements and undertakings set out in Clause 5.

6.6.2 As of the date of execution of this Agreement, the Purchaser is not aware of any inaccuracy in any of the representations and warranties of the Seller as set forth in this Agreement which would entitle the Purchaser to bring any Claim against the Seller for breach of any of such representations and warranties of the Seller.

6.7       Purchaser's Interest

6.7.1 NEWCO has been constituted as a management buy-out vehicle for the purpose of enabling the Managers, to purchase the Group Companies. None of the executives (cadres) of any of the Group Companies other than the Managers hold, directly or indirectly, any interest in NEWCO on the date hereof.

6.7.2 The Purchaser has no plans, on the date hereof, to resell the Business, in whole or in part, or the shares of any of the Group Companies to any competitor of the Seller or of one of its Affiliate.

6.8       Position on the Closing Date

          The Purchaser represents and warrants to the Seller that the representations set forth in this Clause 9 are or will be accurate as of the Closing Date as if made on such date.

7         COVENANTS

7.1       Co-operation

          Each Party shall co-operate with the other insofar as is reasonable necessary for it to do so, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties (including relevant workers' committees) as shall be required in order to enable the Parties to effect the transactions contemplated hereby.

7.2       Insurance

          The Purchaser shall be responsible for arranging insurance with effect from the Closing Date in respect, in the future, of those matters and risks as are covered by the Policies listed in Exhibit 7.2 (and until the date hereof, subscribed by the Seller Group which will cease to provide cover for the Business and assets of the Company from such date).

7.3       Public Announcements

          No Party and no Affiliate of any Party shall make any public statement, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other Parties, except as may be required by law or the regulations of any recognized stock exchange. The text of any public statement which any Party proposes to make with respect to such transactions (except for the public announcements required by applicable laws or regulations) shall be submitted to the other Parties three (3) Business Days prior to the date on which the announcement is to be made.

7.4       Confidentiality

          Except as required by law or regulation, the Parties undertake not to disclose, and to use their best efforts to procure that none of their respective directors, employees, officers or agents shall disclose to any Person at any time before or after the Closing any confidential information, observations, data, written materials, records or documents which may be disclosed or delivered in the course of the negotiations of this Agreement or the actions taken pursuant to this Agreement (the "CONFIDENTIAL INFORMATION"). The Parties further undertake to use the CONFIDENTIAL INFORMATION for the exclusive purpose of the transactions contemplated herein.

7.5       Non Competition

          The Seller hereby undertakes on its behalf and on behalf of the Seller Group not to carry on or be engaged directly or indirectly (except as expressly authorized in writing by the Purchaser) on the territory of France (the "TERRITORY") for a period of 18 (eighteen) months from the Date of Signature, in any business which may compete with the Business, it being specified that (i) the Seller and its Affiliates shall be free to sell, directly or indirectly, at the expiration of a period of 12 (twelve) months from the Date of Signature, HTC products , in the Territory and that (ii) the Seller shall be entitled, as from the Date of Signature, to sell, directly or indirectly, mobile terminals in the Territory.

          The Purchaser undertakes on its behalf and on behalf of its Affiliates, not to carry on or be engaged directly or indirectly (except as otherwise agreed in writing with the Seller) for a period of 18 (eighteen) months as from the Date of Signature, in any business which involves the supply of services and the sale of any products relating to wire and mobile telecommunication (as well as components, accessories and equipments in relation thereto) on the territory in which the Seller Group has a subsidiary or a branch.

8         INDEMNIFICATION BY SELLER

8.1       Principle

          Subject to the provisions of this Agreement, the Seller hereby undertakes to indemnify the Purchaser for any loss (a "PURCHASER LOSS") actually suffered by the Purchaser or by the Group Companies as a result of any inaccuracy or breach of the representations and warranties or covenants of the Seller hereunder.

          Any indemnification due by the Seller with respect to a Purchaser Loss shall be paid to the Purchaser or to the Group Company designated by the Purchaser:

          (a) either, within eight (8) days following the date of a written agreement reached between the Purchaser and the Seller on the corresponding indemnification;

          (b) or, within eight (8) days following the date of a definitive and binding court decision rendered against any of the Group Companies in case of a third party claim;

          (c) or, in the event that the Purchaser Claim has been made in compliance with the provisions of this Agreement and the Seller has not contested such Purchaser Claim within sixty (60) days following the notification thereof;

          (d) or, in case of disagreement between the parties with respect to a Purchaser Claim, within eight (8) days following a court decision becoming definitive and binding pursuant to a proceeding initiated in compliance with Clause 10.9.2 hereof, or following the settlement agreement signed between the parties and in relation to such conflict.

8.2       Purchaser Claims

          In order to be valid, any claims made by the Purchaser under the terms of this Clause 8 (a "PURCHASER Claim") shall be made in writing as follows (failing which such Purchaser Claim shall be forfeited):

8.2.1 each Purchaser Claim shall state, with reasonable detail, the specific grounds therefore and the amount claimed; and

8.2.2 each Purchaser Claim shall be delivered by the Purchaser to the Seller no later than thirty (30) days after the Purchaser becomes aware of the circumstances giving rise to such

          Purchaser Claim or, if the circumstances so require (e.g., in the case of emergency proceedings or when the response to a notification must be given within a time period subject to forfeiting its rights), the Purchaser will send the written notification to the Seller with sufficient time to permit the Seller to take the actions referred to in Clause 8.4.

8.3       Period for making of Purchaser Claims

          Any Purchaser Claims may give rise to indemnification only if notified by the Purchaser to the Seller prior to the expiration of a period of 18 months from the Closing Date, except for Purchaser Claims in relation to Tax which shall be validly notified to the Seller prior to the expiration of the relevant statute of limitations applicable to the facts or actions in question.

8.4       Third-Party Purchaser Claims

          In the event that a Purchaser Claim is made on the basis of a claim made by a third party against a Group Company, the Seller may retain counsel at its own expense in order to follow the evolution of third party claims and the way they are managed and to communicate to the Purchaser and its counsel any arguments to defend the interests at stake, it being specified that the Purchaser and/or the Group Company involved shall remain entitled to defend the interests of the Group Company involved. At the Seller's request, the Purchaser shall cause said Group Company to present all arguments, submit all pleadings, take all actions, file all counterclaims and more generally cooperate with the Seller and the counsel appointed by the Seller. The Purchaser shall provide, and shall cause the Group Companies to provide, the Seller, for information purposes, with all information or documents in relation to said third-party claim which the Seller may reasonably request. However, the Purchaser shall not, and shall cause the Group Companies not to, settle, admit liability or withdraw any claim in connection with said third-party claim without the prior written consent of the Seller.

8.5       Actual Nature of Purchaser Loss

8.5.1 A Purchaser Loss shall be eligible for indemnification by the Seller to the extent and only to the extent such Purchaser Loss has actually been sustained by the Purchaser or by any of the Group Companies.

8.5.2 Any deficiency assessed by the tax authorities the sole effect of which is to shift a tax liability from one fiscal year to another shall give rise to indemnification by the Seller only insofar as a Group Company is required to pay a penalty, cost or interest charge in relation thereto.

8.5.3 Any deficiency assessed with regard to a tax, such as a value-added tax, shall give rise to indemnification by the Seller only insofar as a Group Company is required to pay a penalty, cost or interest charge in relation thereto and provided that it is recoverable in full.

8.5.4 Any indemnification due by the Seller shall be calculated taking into account the effect of any net tax savings effectively realized by the Group Companies as a result of the tax deductibility of the relevant Purchaser Loss.

8.5.5 For purposes of calculation of the indemnification due by the Seller, any amounts paid to the Purchaser or the Group Companies under insurance policies or any other amount directly connected to the Loss concerned, and compensating the Purchaser Loss for which the Purchaser Claim is made shall be deducted. If the Seller pays an indemnity in respect of a Purchaser Loss and the Purchaser or any of the Group Companies subsequently recovers or may recover (even after expiration of the relevant time limit set forth in Clause 8.3) all or part of the amount of such indemnity from a third party (including insurance companies or tax authorities), the Purchaser shall take or shall cause the Group Companies to take all reasonable steps to recover such amount and, immediately upon recovery thereof, shall pay, or cause the Group Companies to pay, to the Seller the amount thereby recovered, net of any relating taxes. In the event that the amounts paid following such recovery shall result in the Purchaser Loss(es) becoming inferior to the amount (Deductible) specified in Clause 8.6.1, the Purchaser shall repay to the Seller the full amount paid by the Seller in respect of all the relevant Purchaser Loss(es).

8.5.6 Any indemnification due by the Seller shall be based on the amount of the Purchaser Loss actually suffered by the Group Companies, and shall be computed without regard to any multiple, price-earnings or equivalent ratio implicit in negotiating and/or settling the Shareholder Loan Transfer Amount.

8.5.7 Only direct Purchaser Losses sustained by the Purchaser or the Group Companies shall be eligible for indemnification by the Seller.

8.5.8 Any indemnification due by the Seller shall in all cases be limited to the amount of the Purchaser Loss, notwithstanding the fact that the event giving rise to the Seller's obligation may originate from an inaccuracy of several of the representations made under Clause 5 hereof.

8.5.9 If a Purchaser Claim is based upon a liability which is contingent only, no indemnification shall be due unless and until such Loss becomes due.

8.5.10 In the event that a Group Company is required to make a payment in connection with a third-party claim, the Seller shall not be required to make any indemnification payment in connection thereto before such payment has actually been made by such Group Company.

8.5.11 The Seller shall not be held liable for indemnification of any Purchaser Loss sustained by a Group Company, to the extent that such Purchaser Loss is directly compensated by a gain accruing to the benefit of another Group Company and corresponding to the Loss suffered by an other Group Company.

8.6       Determination of Indemnification

8.6.1 No indemnification shall be due by the Seller unless the aggregate amount of the indemnification owed by the Seller exceeds (after all deductions pursuant to this Article 8) EUR 50,000 (fifty thousand
          Euro), and such indemnification shall then become due for the total aggregated amount exceeding such deductible amount.

8.6.2 In respect of individual Purchaser Claims, the Purchaser shall be entitled to indemnification only if the amount of the indemnification exceeds EUR 1,500 (one thousand and five hundred Euro) per such individual Purchaser Claim and any indemnification which would be owed by the Seller but for this Clause 8.6.2 (i.e., an individual amount not exceeding EUR 1,500 (one thousand and five hundred Euro)) shall not be counted towards the amount set forth in Clause 8.6.1 above.

8.6.3 The total indemnification that may be due by the Seller to the Purchaser (the "TOTAL INDEMNIFICATION") shall not exceed, and the liability of the Seller to the Purchaser hereunder shall be limited to, the aggregate of the total amount of the Shareholder Loan Transfer Amount (as such term is defined in Clause 1.1) and such indemnification shall be payable solely by way of set off (compensation) by the Purchaser of such Total Indemnification against the Shareholder Loan Transfer Amount Payment, at such times and in such amounts as such Shareholder Loan Transfer Amount are required to be made by the Purchaser pursuant to Clause 2.2 hereof.

8.7       Exonerating and Mitigating Factors

8.7.1 The Seller shall not be held liable for indemnification to the extent the Purchaser Loss for which indemnification is sought may be attributed to any voluntary action or omission on the part of the Purchaser and/or the Group Companies after the Closing Date or any change in accounting methods (including consolidation methods) or policies of the Group Companies after such date, except if the accounting principles applied before the Closing Date did not complied with applicable laws.

8.7.2 The Seller shall not be held liable in respect of any breach of representation or warranty which would not have occurred but for any Tax related law passed after the date of this Agreement with retroactive effect.

8.7.3 The Purchaser, upon learning of the situation giving rise or likely to give rise to a Purchaser Loss, shall use its best efforts to mitigate the corresponding Purchaser Loss.

8.7.4 In the event that a situation giving rise to a Purchaser Claim is curable, the Purchaser shall use its best efforts in order to procure that such a cure be implemented.

8.7.5 The Seller shall not be held liable for indemnification if the Purchaser has not exercised, or has not caused the Group Companies to exercise, any and all rights the Purchaser or the Group Companies may have against third parties in connection with the corresponding Purchaser Loss.

8.7.6 It is specified, for the sake of clarity, that the Seller shall not be held liable for indemnification in respect of any facts or matters which were disclosed in any Exhibit attached hereto (it being specified that the information and documents appearing in one of the Exhibit relate to the representations and warranties to which the
          Exhibit in question refers but shall also be deemed to relate to any other representation or warranty to which the said Exhibit or information and documents may apply). No indemnification shall be owed by the Seller in connection with liabilities reserved against in the Closing Financial Statements up to the amounts in line with the Accounting Principles.

8.8       Exclusivity of Remedy

          The indemnification provided in this Clause 8.8 shall be the exclusive remedy of the Purchaser against the Seller in respect of any breach of any representation, warranty, covenant or undertaking of the Seller.

8.9       No other representations by Seller

          The Seller neither makes any representation nor gives any warranty to the Purchaser other than as specifically provided for in Clause 5. Without limiting the generality of the foregoing, the Seller makes no representation and gives no warranty to the Purchaser with respect to financial projections, budgets or management analyses relating to any of the Group Companies and to the future profitability and financial performance of any of the Group Companies

9         INDEMNIFICATION BY PURCHASER

          Subject to the provisions of this Agreement, the Purchaser hereby undertakes to indemnify the Seller for all damages, losses and reasonable expenses (collectively a "SELLER LOSS") actually suffered by the Seller or by any company in the Seller Group as a result of any inaccuracy or breach of the representations and warranties or covenants of the Purchaser hereunder.

10        GENERAL

10.1      Expenses

          Each Party shall bear the fees, costs and expenses incurred by it in respect of its respective counsel, accountants, brokers and other business advisers in connection with the preparation, negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby. Any and all stamp or registration duties which may be assessed on account of any act or failure to act of any Party, whether intentionally or otherwise, shall be borne entirely by such Party, it being understood, for the avoidance of doubt, that all registration and stamp duties (and any late payment interest or penalties thereon) payable in relation to the acquisition of the Securities pursuant to this Agreement shall be for the sole account of the Purchaser.

10.2      Entire Agreement; Modification

          This Agreement (including the Exhibits and Schedules hereto) and any document delivered by the Seller or the Buyer in accordance herewith, constitute the entire agreement between the

          Parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether oral or written. This Agreement shall not be modified, changed, discharged or terminated except by a written agreement signed by all of the Parties.

10.3      Benefits

          This Agreement is intended to be solely for the benefit of the Parties and shall be binding upon them and their respective permitted successors and assigns. Nothing in this Agreement or any other agreement delivered or executed as part of the transactions contemplated herein shall be construed to confer a benefit on any party that is not a party to this Agreement.

10.4      Assignment

          This Agreement may not be assigned by either Party without the prior written consent of the other Party. A sale of substantially all of the assets of a Party or the Company or a merger with another Person other than an Affiliate of such Party or the Company shall be deemed to be an assignment for the purposes of this Agreement.

10.5      Severability

          The invalidity of all or any part of any Article of this Agreement shall not render the remainder of that Article or of this Agreement invalid, and the Agreement shall be carried out as nearly as possible according to its original terms and intent. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted and enforced only to the extent that the provision is enforceable.

10.6      Notices

          All notices, requests, demands, and other communications given or made hereunder (a "NOTICE") shall be in writing and shall be delivered personally, sent by registered mail, return receipt requested, postage prepaid or transmitted by facsimile to the Party to whom such Notice is directed at the following address or at such other address or fax number as may be designated by Notice from such Party:

          To the Seller as follows:

          Brightpoint Holdings BV
          55 Rokin,
          1012KK Amsterdam
          The Netherlands
          Fax: +31 20 521 48 21

          For the attention of: Adrian Alferink

          With a copy to:

          Brightpoint Inc.
          201 Airtech Parkway
          Plainfield, IN 46168
          USA
          Fax: +1 317 707 2514
          For the attention of: Steven E. Fivel

          And to:

          Norton Rose
          Washington Plaza
          42 rue Washington
          75408 Paris Cedex 08
          Fax: +33 1 53 89 56 56
          Attn: Herve Castelnau

          To the Purchaser as follows:

          Initiative et Finance Investissement
          96 avenue d'Iena
          75116 Paris
          Fax: +33 1 47 20 86 90
          For the attention of: Matthieu Douchet

          With a copy to:

          Lamartine Conseil
          16 avenue Hoche
          75008 Paris
          Fax : +33 1 40 69 70 01
          For the attention of: Olivier Renault

          Any Notice given or made in the manner prescribed above shall be deemed to have been received o [BLANK IN ORIGINAL] days after the date of mailing or on the date of delivery by hand or transmission by facsimile.

10.7      Non-Waiver

          The failure to enforce or to require the performance at any time of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every provision in accordance with its terms.

10.8      Language

          This Agreement is entered into in both the English and the French language. In the event of any dispute concerning the construction or meaning of this Agreement, the text of the Agreement as written in French shall prevail.

10.9      Governing Law and Dispute resolution

10.9.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Republic of France.

10.9.2 Any dispute or litigation arising out of, or in connection with the execution, the interpretation or the termination of this agreement (a "DISPUTE") shall be settled by an arbitration under the French Association Arbitration Rules ("Reglement de l'Association Francaise d'Arbitrage") ("AFA") to which the Parties undertake to comply with.

          The arbitral Court will be composed of a panel of three arbitrators, i.e.: one arbitrator appointed by the claimant, one arbitrator appointed by the defendant, and one chairperson of the arbitral Court appointed by the two first arbitrators thus appointed. Unless otherwise agreed by the Parties, the chairman of the arbitral Court shall be of a nationality other than French or American and shall have a recognized understanding of civil law.

          The arbitral Court shall not have the power to judge "ex-aequo bono".

          The arbitration place shall be Paris, France.

          The language of the arbitration shall be English. Any documents and/or evidences communicated in a language other than French or English, shall be communicated together with an English translation.

          The arbitral decision shall be final and non-appealable and enforceable. In that respect, the parties undertake to perform the terms of the arbitral decision spontaneously and without delay. The Parties expressly waive any recourse they may have which they are entitle dto waive.

          The Parties undertake to keep strictly confidential both the content of the submissions (whether oral or written) and the existence of the arbitration proceeding itself.



Executed in Paris, on September 30, 2005,

in ___ original copies.






BRIGHTPOINT HOLDINGS BV                     INITIATIVE ET FINANCE INVESTISSEMENT



        /s/ Steven E. Fivel                    /s/ Matthieu Douchet
---------------------------------------        -------------------------------------
represented by Steven Edward Fivel             represented by INITIATIVE ET FINANCE
duly authorised for the purpose hereof         GESTION, itself represented by Mr Matthieu
                                               Douchet duly authorised for the purpose
                                               hereof

                            LIST OF OMITTED SCHEDULES
IN ACCORDANCE WITH ITEM 601(B)(2) OF ITEM S-K, THE FOLLOWING SCHEDULES HAVE BEEN OMITTED. THE REGISTRANT WILL PROVIDE COPIES OF THE SCHEDULES TO THE COMMISSION UPON REQUEST.



Schedule 1           Definitions of EBITDA

Schedule 2.2.3(e)    Example of calculation of the Supplementary Purchase Price

Schedule 5.4.1 Authorisation to be granted to the Seller for the purpose of the execution of the agreement

Schedule 5.5.2       Ownership of the Subsidiary Shares

Schedule 5.7         Compliance with law

Schedule 5.10.2      Off balance sheet commitment

Schedule 5.11.1      Material Contracts

Schedule 5.11.2

Schedule 5.12.2      Group Companies' Intellectual Property Rights

Schedule 5.13.2 Short term facilities likely to be terminated by reason of the execution of the agreement

Schedule 5.14.1      Tax returns

Schedule 5.16.1      List of the employees of the Company Brightpoint France

Schedule 5.16.3 Proceedings pending before the labour court ("Conseil des Prud'hommes")

Schedule 5.16.6

Schedule 5.17        Litigation

Schedule 5.18.1 Material contracts which signature or exclusion could be deemed to be a breach or trigger its termination.